Exhibit 5.1

One Biscayne Tower 2 South Biscayne Blvd. 21st Floor Miami, FL 33131 Telephone: 305.373.9400 Facsimile: 305.373.9443 www.broadandcassel.com

March 2, 2011

Perry Ellis International, Inc.

3000 NW 107th Avenue

Miami, FL 33172

Re:	Perry Ellis International, Inc. (the “Company”) Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Perry Ellis International, Inc., a Florida corporation (the “Company”), in connection with the preparation of the registration statement on Form S-3 pursuant to Rule 462(b) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof relating to the offering from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the “Act”), with respect to an aggregate of up to $16,920,000 in aggregate public offering price of securities (collectively, the “Securities”) that may be issued from time to time by the Company, including (i) shares of Common Stock and (ii) debt securities of the Company (the “Debt Securities”), which may be, as to the Company’s obligations thereunder, fully and unconditionally guaranteed (the “Subsidiary Guarantees”), by certain subsidiaries of the Company (the “Subsidiary Guarantors”). The Securities may be issued and sold, or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”), and supplements to the Prospectus (the “Prospectus Supplements”). The Registration Statement incorporates by reference the contents of the Company’s Registration Statement on Form S-3 (Registration No. 333-167728 ), which was declared effective by the Commission on November 26, 2010.

As counsel to the Company, we have examined the original or certified copies of such records of the Company, and such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents as we deem relevant and necessary for the opinions expressed in this letter. In such examination, we have assumed the genuineness of all signatures on original documents, and the conformity to original documents of all copies submitted to us as conformed or photostatic copies. We have also assumed that: (1) upon the issuance of any shares of Common Stock, the total number of shares of Common Stock issued and outstanding will not exceed the number of shares of Common Stock the Company is then authorized to issue under its Articles of Incorporation; and (2) at the time of the execution, authentication, issuance and delivery of any Debt Securities and the associated

Boca Raton       •       Ft. Lauderdale         •       Miami       •       Orlando      •      Tallahassee      •      Tampa      •      West Palm Beach

Perry Ellis International, Inc.

March 2, 2011

indenture (the “Indenture”), that the Indenture will have been duly authorized, executed and delivered by the Company and the applicable trustee and that the Indenture will be a valid and legally binding obligation of the Company and the applicable trustee. As to various questions of fact material to such opinions, we have relied upon statements or certificates of officials and representatives of the Company and others.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.        With respect to the shares of Common Stock included in the Registration Statement that have not been issued as of the date hereof, assuming (a) the taking by the Board of Directors of the Company (the “Board”) of all necessary corporate action to authorize and approve the issuance of the Common Stock, and (b) the due issuance and delivery of the Common Stock, upon payment therefor in accordance with the applicable definitive underwriting agreement or similar agreement approved by the Board, the Common Stock will be validly issued, fully paid and nonassessable.

2.        With respect to the Debt Securities and the Subsidiary Guarantees, assuming (a) the taking of all necessary corporate or entity action by the Company and the applicable Subsidiary Guarantors to approve the issuance and terms of any Debt Securities or any Subsidiary Guarantees, and (b) the due execution, authentication, issuance and delivery of such Debt Securities or such Subsidiary Guarantees, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Indenture and such agreement, such Debt Securities and Subsidiary Guarantees will constitute valid and legally binding obligations of the Company and the Subsidiary Guarantors, respectively, enforceable against the Company and the Subsidiary Guarantors, respectively, in accordance with their terms.

Our opinions are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

In rendering this opinion, we advise you that members of this Firm are members of the Bar of the State of Florida, and we express no opinion herein concerning the applicability or effect of any laws of any other jurisdiction, except the securities laws of the United States of America referred to herein.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we

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Perry Ellis International, Inc.

March 2, 2011

are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

This opinion letter is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should any applicable law change after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

Very truly yours,

/s/ Broad and Cassel

BROAD AND CASSEL

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